EXECUTION VERSION

EXECUTIVE EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made this 1st day of [September] 2021 between ACASTI PHARMA INC. (the “Company”) and BRIAN FORD (the “Employee”) (collectively referred to as the “Parties”)

RECITALS:

A.
The Employee has valuable finance and accounting skills and general business experience which will be of assistance to the Company in managing and developing its business.

B.
The Company has offered the Employee employment on the terms set out in this Agreement, and the Employee has accepted the Company’s offer, effective on the Effective Date (as defined below).

THEREFORE, the Parties agree as follows:

SECTION 1: DUTIES AND RESPONSIBILITIES

1.1
Position

Starting on September 13, 2021 (the “Effective Date”), the Employee will be employed full-time by the Company as its Chief Financial Officer (“CFO”). The Employee will carry out those duties, responsibilities and reporting requirements which are ordinarily expected of a CFO, and such other reasonable duties as may from time to time be assigned by the CEO or the Board of Directors. The Employee will be covered under the Company’s Director and Officer (“D&O”) insurance policy, subject to the terms and conditions set out in such policy. The Company will also indemnify the Employee in accordance with the Company’s General By-Laws.

1.2
Full Time and Attention and Duty of Loyalty

The Employee shall devote full working time and attention in the performance of the Employee’s duties with the Company and its affiliates. While an employee of the Company, the Employee will not, without obtaining the prior written consent of the Company, assume any other employment or engage in any other business, occupation or directorship, other than as a director of boards of directors for (i) charitable organizations or (ii) industry organizations related to the business of the Company. The Employee is a fiduciary of the Company and shall act at all times in the Company’s best interests.

1.3
Location

The Employee’s office shall be remote. It is the expectation of the Company that the Employee will operate out of the Company’s headquarters in the Laval, Quebec area at least once per month (post-COVID 19 restrictions being lifted).

1.4
Compliance with Rules and Policies

The Employee will comply with all Company rules and policies provided or made available to him, including the Code of Conduct and Insider Trading policy. The Company may, from time to time, amend, alter, change, delete or establish new rules and policies (collectively, the “Revised Policies”) to meet the business needs of the Company. The Employee agrees that, immediately upon receiving notice of and access to such Revised Policies, the Employee’s employment will be governed by such Revised Policies.

SECTION 2: REMUNERATION

1.1
Base Salary

The Employee will be paid an annualized salary in the amount of CDN $350,000 (the “Base Salary”), payable in accordance with the Company’s payroll practices, as may be amended from time to time. Future increases in Base Salary (if any) will be at the sole discretion of the Board.

1.2
Signing Bonus

A signing bonus in the amount of CDN $17,500 will be paid to the Executive as soon as practicable following the execution of this Agreement.

1.3
Annual At-Risk Incentive Compensation

(a)
The Employee will be eligible to earn an annual bonus (the “Bonus”) based on the achievement of metrics and goals established and evaluated by the Board, in its sole discretion. The maximum Bonus will be up to 40% of Base Salary and will be based on performance targets set by the Board. The calculated bonus in the first year will be subject to proration based on date of hire. There is no representation that a Bonus will be paid in any given year or that a Bonus in one year will be comparable to another year and under no circumstances is the Bonus to be considered part of the Employee’s Base Salary or other regular employment income.

(b)
The Bonus, if any, will be paid when the Company normally pays such Bonuses, and should be no later than 60 days following each applicable fiscal year end. If prior to the year end, the Employee’s active employment with the Company ceases at the Employee’s discretion, no Bonus will be paid. If, however, the Employee has received notice of termination, other than for cause, the Employee will still be eligible to earn a Bonus, pro-rated to the number of months of active employment completed by the Employee during that fiscal year, based on the achievement of metrics and goals established and evaluated by the Board, in its sole discretion, for that fiscal year.

1.4
Stock Options

(a)
The Employee shall be eligible to participate in the Company’s Stock Option Plan, as approved by the Board and as amended from time to time (the “Stock Option

Plan”). The vesting of stock options (“Options”), and the subsequent exercise of such Options shall be governed in all respects by the Stock Option Plan and the grant documents.

(b)
The Employee will be eligible to receive a hire-on grant, and subsequent annual option grants at the Board’s discretion. The quantum of such grants shall be set by the Board of Directors, in its discretion, having regard to Company practice and performance and the provisions of the Stock Option Plan, as amended from time to time.

1.6
Benefits

The Employee will be eligible to participate in the Company’s employee benefit plans which are offered to other Canadian employees of the Company (the “Benefit Plans”), subject to the terms and conditions set out in the Benefit Plan policies. The Company regularly reviews the Benefit Plans, as well as its insurance carriers, and accordingly, reserves the right to amend or discontinue the Benefit Plans and change its carriers when deemed appropriate and without advance notice to the Employee.

1.7
Vacation

The Employee’s annual vacation entitlement will be four (4) weeks per year. Such entitlement will be prorated for the calendar year in which the Employee commences employment and for any other year of partial employment. The Employee is required to arrange vacation time to suit the needs of the Company. Vacation entitlements, including treatment of unused vacation time, shall be in accordance with the Company’s vacation policy.

1.8
Reimbursement of Expenses

(a)
The Company agrees to reimburse the Employee for any reasonable out of pocket expenses incurred in the course of performing his employment duties. Reimbursement will be conditional upon the Employee providing an itemized account and receipts. The Company may also provide the Employee with a credit card for such purposes and to facilitate the same.

(b)
The Company shall also reimburse the Employee for the following expenses:

(i)
Travel expenses for business travel in accordance with the Company’s travel expense and reimbursement policy;

(ii)
Business laptop; and

(iii)
Any other reasonable business expenses as covered in the Company’s board approved budget (for example, this could include taking a consultant to lunch, or attendance at a conference).

SECTION 3: TERMINATION OF EMPLOYMENT

The Employee or the Company may end the Employee’s employment as described below. The Employee will always receive all accrued compensation, vacation pay and benefits up to his last day of employment.

(a)
If the Employee decides to resign his employment, the Employee will give at least 8 weeks of written notice to the Company. The Company may, at any time during the resignation notice period, relieve the Employee from all or any of your duties for all or part of the remainder of the resignation notice period. This may include a requirement that the Employee stay away from all or any of the Company’s premises and/or will not be provided with any work and/or will have no business contact with all or any of the Company’s agents, employees, customers, clients, distributors and suppliers. Whether or not the Employee is relieved of any duties during the resignation notice period, the Employee will be paid his Base Salary and other benefits, his employment will not be terminated by any removal of duties, his employment will continue during the resignation notice period and the Employee will continue to be bound by his obligations under this Agreement. The Employee will not disclose his resignation without the prior approval of the Company. The Company will comply with all requirements of the applicable employment standards legislation.

(b)
The Company may terminate Employee’s employment with cause by complying with only the applicable minimum requirements of the Employment Standards Act, 2000 (Ontario) (the “ESA”) in respect of the termination of his employment (including, without limitation, all requirements under such legislation in respect of notice, termination and severance pay, wages, benefits and vacation pay). Benefits will only continue during any period required by the ESA.

(c)
The Company may terminate Employee’s employment without cause by providing the Employee, subject to Employee signing and returning a full and final release to the Company for any payment or benefit which exceeds the minimum requirements of the ESA, with:

(i)
a payment equal to 6 months of Base Salary, plus two months of Base Salary for each completed year of service, up to a maximum of 12 months in total, if such termination does not occur within the period set out in Section 3(c)(ii); or

(ii)
a payment equal to 12 months of Base Salary in the event that such termination occurs within 3 months following a Change of Control (as such term is defined in the Stock Option Plan).

In either case, the Company will continue Employee’s benefit coverage for the minimum period required by the ESA.

(d)
The Employee and the Company intend to and will comply with all requirements of the ESA, including with respect to employment benefits continuation.

(e)
The termination arrangements set out in this section fully satisfy the Company’s and all affiliates’ obligations to the Employee in respect of the termination of the Employee’s employment and Employee will not be entitled to further notice of termination, severance pay, incentive compensation, damages or other compensatory payments under common law, civil law or contract.

(f)
In the event of the termination of the Employee’s employment for any reason, the Employee must return immediately and in good condition all Company property, including, without limitation, all computers and other equipment or systems that may from time to time be issued to you. The Employee must deliver to the Company any files or data on his personal computer hardware or software and thereafter permanently destroy such property so that it is irretrievable. The Employee must provide the Company with all passwords to any equipment, systems or files or data the Employee delivers to the Company. Upon request from the Company, the Employee will immediately resign from any and all director or officer positions he may hold with the Company or its affiliates.

SECTION 4: EMPLOYEE COVENANTS

1.1
Non-Disparagement

The Employee shall not assist with, engage in or authorize the making or publishing of written or oral statements or remarks which are disparaging, deleterious or damaging to the integrity, reputation or goodwill of the Company, any affiliates, and/or their management.

The Company shall not assist with, engage in or authorize the making or publishing of written or oral statements or remarks which are disparaging, deleterious or damaging to the integrity, reputation or goodwill of the Employee.

1.2
Confidential Information and Intellectual Property

The Employee shall sign and be bound by the standard Company’s Confidentiality and Intellectual Property Agreement attached hereto as Schedule “A”.

1.3
Non-Competition

The Employee will not, either while employed with the Company or for a period of twelve (12) months subsequent to the Employee’s termination of employment for any reason, without the Company’s express written consent, either as an individual, or in conjunction with any other person, firm, corporation, or other entity, whether acting as a principal, agent, professional, manager, executive, consultant or similar capacity, engage in or in any way be concerned with any competitor of the Company within Canada or the United States. For the purposes of this Section and Section 4.3, a competitor of the Company is any business engaged in the development, manufacturing or commercialization of pharmaceutical drugs and applications for the treatment of rare and orphan diseases. Should the Company business cease given it has not been able to fund its continued operations, then this section 4.3 will no longer be applicable.

1.4
Non-Solicitation and Non-Interference

The Employee will not, either while employed with the Company or for a period of twelve (12) months subsequent to the Employee’s termination of employment for any reason, without the Company’s express written consent, either as an individual, or in conjunction with any other person, firm, corporation, or other entity, whether acting as a principal, agent, manager, executive, consultant or similar capacity, within Canada and the United States or any other country in which the Company carries on a business for which the Employee had responsibilities in last five (5) years of employment, solicit, attempt to solicit, or communicate in any way with any employees or full-time consultants of the Company for the purpose of having such employees employed or in any way engaged by another person, firm, corporation, or other entity.

1.5
Acknowledgement

Due to the sensitive nature of the Employee’s position and the special access that the Employee will have to the Company’s confidential information and intellectual property, the Employee will be in a position to irreparably harm the Company should the Employee (either during the Employee’s term of employment with the Company, or subsequent to the termination of such employment) enter into competition with the Company (directly or indirectly) or otherwise make use of the specialized knowledge, contacts and connections obtained during the Employee’s employment to the detriment of the Company. The Employee acknowledges that the unauthorized use or disclosure of such information could irreparably damage the Company’s interests if made available to a competitor, or if used against the Company for competitive purposes. The Employee agrees that the covenants and restrictions contained in this Section 4 are reasonable and valid in terms of time, scope of activities and geographical limitations and understands and agrees that they are vital consideration for the purposes of the Company entering into this Agreement. Competition in this section will be considered as defined in section 4.3. The Employee further acknowledges that a breach on any of his obligations under Section 4 shall entitle the Company to seek interim, interlocutory and permanent interim injunctive relief without proof of actual damages, specific performance or other equitable remedy in addition to any other relief to which the Company may be entitled.

SECTION 5: GENERAL

1.1
Eligibility to Perform Services

The Employee hereby represents and warrants that the Employee is not bound by any agreement, including any restrictive covenants, that may restrict the Employee from accepting employment with the Company and performing the duties assigned to him pursuant to this agreement.

1.2
Severability

If, in any jurisdiction, any provision of this Agreement or its application to either Party or circumstance is restricted, prohibited or unenforceable, the provision shall, as to that jurisdiction, be ineffective only to the extent of the restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction, or without affecting its application to other parties or circumstances.

1.3
Entire Agreement

This Agreement, including the attached schedules and the agreements and other documents referenced in this Agreement, constitute the entire agreement between the Parties in respect of the employment of the Employee, and supersede and replace any and all prior agreements, understandings, representations, negotiations and discussions, whether express or implied, oral or written, pre-contractual or otherwise.

1.4
Legal Advice

The Employee acknowledges that the Employee has read and understands the terms and conditions contained in this Agreement, and that the Company has provided a reasonable opportunity for the Employee to seek independent legal advice prior to executing this Agreement.

1.5
Successors and Assigns

This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” for the purposes of this Agreement), but will not otherwise be assignable, transferable or delegable by the Company

1.6
Survival of provisions

Section 4 of this Agreement shall survive the termination of this Agreement and the termination of the Employee’s employment for any reason and the obligation set out therein shall remain binding upon the Employee.

1.7
Governing Law

This Agreement is a contract made under and shall be governed by and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

1.8
Currency and Withholding

Unless otherwise specified, all references to money amounts are to the lawful currency of Canada. All payments made by the Company to the Employee or for the benefit of the Employee shall be less applicable withholdings and deductions.

1.9
Interpretation and Language

The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and the Agreement shall be interpreted without regard to any presumption or other rule requiring interpretation of the Agreement more strongly against the Party causing it to be drafted.

It is the intention of Employee and the Company to comply with the ESA. Accordingly, this Agreement shall (a) not be interpreted as in any way waiving or contracting out of the ESA; and

(b) be interpreted to achieve compliance with the ESA. This Agreement contains the parties’ mutual understanding and there shall be no presumption of strict interpretation against either party. It is understood and agreed that all provisions of this Agreement are subject to all applicable minimum requirements under the ESA. In the event that the ESA provides for superior entitlements upon termination of employment or otherwise (“statutory entitlements”) than provided for under this Agreement, the Company shall provide Employee with his statutory entitlements in substitution for his rights under this Agreement.

1.10
Acceptance

By execution of this document, the Employee acknowledges that he has read, understands and accepts these terms and conditions of employment. He further understands that his salary, benefits, job title and job duties may change from time to time without a written modification of this agreement.

(signatures follow on the next page)

IN WITNESS OF WHICH the Parties have duly executed this Agreement:

ACASTI PHARMA INC.
By:
Name: Jan D’Alvise
Title: President and CEO

Brian Ford

Employee

EXECUTION VERSION

SCHEDULE A CONFIDENTIALITY OF INFORMATION

AND OWNERSHIP OF PROPRIETARY PROPERTY AGREEMENT

THIS CONFIDENTIALITY OF INFORMATION AND OWNERSHIP OF

PROPRIETARY PROPERTY AGREEMENT is entered into as of the date set out below and is between ACASTI PHARMA INC. (the “Company”) and BRIAN FORD (the “Worker”).

BACKGROUND:

A.
The Company may give, has given and will give the Worker access to proprietary or confidential information of the Company and its affiliates and subsidiaries (if any) (the “Company Group”), including information that, by its nature or by the nature of its disclosure, would reasonably be considered to be proprietary or confidential to the Company Group (which information is collectively referred to in this Agreement as “Confidential Information”). For greater certainty, Confidential Information includes all employee, customer or client personal information, technical data, unpublished know-how, techniques, records, formulae, processes, sketches, photographs, plans, drawings, specifications, samples, reports, manuals, documents, prototypes, hardware, software and other equipment, working materials, findings, inventions and ideas, whether patentable or not, whether they be trade secrets or not and whether they be in written, graphic, oral, electronic or any other form, that are now or hereafter owned, licensed or otherwise acquired by the Company Group.

B.
The Worker may develop, conceive, generate or contribute to, in the course of employment or engagement with the Company, alone and/or jointly with others, tangible and intangible property relating to actual or anticipated business and research and development of the Company Group, or that is suggested by or result from work performed for or on behalf of the Company Group, in any fields, which property includes software, hardware, know- how, designs, techniques, documentation and other material regardless of the form or media in or on which it is stored, some or all of which property may be protected by patents, copyrights, trade secrets, trade-marks, industrial designs or mask works or any common law, civil law or statutory right anywhere in the world (which tangible and intangible property is collectively referred to in this Agreement as “Proprietary Property”).

NOW, THEREFORE, in consideration of the Worker’s employment or engagement with the Company and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Worker, the parties agree as follows:

1.
The Worker, both during and after employment or engagement with the Company, shall not disclose or use any Proprietary Property or Confidential Information except in the course of carrying out authorized activities on behalf of the Company or except as expressly authorized by the Company in writing. The Worker may, however, use or disclose Confidential Information that:

(a)
is or becomes public, other than through a breach of this Agreement; or

(b)
is known to the Worker prior to employment or engagement by the Company and with respect to which the Worker does not have any obligation of confidentiality; or

(c)
is required to be disclosed, or the disclosure of which to regulators is protected, by law, whether under an order of a court or government tribunal, statutory provision or other legal process, provided that, where such disclosure is required of the Worker, the Worker informs the Company of such requirement as soon as the Worker becomes aware of the requirement and in sufficient time to allow the Company to take such steps as are lawfully available to the Company to avoid or limit such disclosure by the Worker.

3.
The Worker, both during and after employment or engagement with the Company, shall not disclose or use any trade secrets, confidential information or proprietary property of a third party obtained by the Worker during the course of or as result of employment or engagement with the Company, except as expressly authorized by the Company or such third party in writing.

4.
All right, title and interest in and to Proprietary Property (including the Proprietary Property described in paragraph 7 below), as between the Worker and the Company, belongs to the Company and the Worker has no rights in any such Proprietary Property. For greater certainty, all right, title and interest (including any intellectual property rights) in and to all Proprietary Property that the Worker may acquire in the course of employment or engagement with the Company are hereby assigned to the Company. The Worker agrees to make full disclosure to the Company of and to properly document each development of any Proprietary Property, and to provide written documentation describing such Proprietary Property to the Company, promptly after its creation. At the request and expense of the Company, both during and after employment or engagement with the Company, the Worker shall do all acts necessary and sign all documentation necessary in order to assign all right, title and interest in and to the Proprietary Property to the Company and to enable the Company to register patents, copyrights, trade-marks, mask works, industrial designs and such other protections as the Company deems advisable anywhere in the world. The Worker irrevocably designates and appoints the Company and its duly authorized officers and agents as the Worker’s agent and attorney-in-fact, to act for and in the Worker’s behalf and stead to execute and file any such instruments and papers and to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of patents, copyrights, trade-marks, mask works, industrial designs and such other protections related to the Proprietary Property. This power of attorney is coupled with an interest and shall not be affected by the Worker’s subsequent incapacity or death.

5.
If, during and in the course of employment or engagement with the Company, the Worker develops any Proprietary Property that is protected by copyright, the Worker hereby waives unconditionally any “moral rights” the Worker may have in such Proprietary Property.

6.
If any part of the services or Proprietary Property or information provided hereunder is based on, incorporates, or is an improvement or derivative of, or cannot be reasonably and fully made, used, reproduced, distributed and otherwise exploited without using or violating technology or intellectual property rights owned by or licensed to the Worker (or any person involved in the services) and not assigned hereunder, the Worker hereby grants the Company and its successors a perpetual, irrevocable, worldwide royalty-free, non- exclusive, sublicensable right and license to exploit and exercise all such technology and intellectual property rights in support of the Company’s exercise or exploitation of the services, Proprietary Property, other work or information performed or provided hereunder, or any assigned rights (including any modifications, improvements and derivatives of any of them).

6.
The Worker, both during and after employment or engagement with the Company, shall not make any unauthorized use of the Company’s computer systems, communications networks, databases or files. The Worker shall adhere to all Company policies regarding the use of such computer systems, communications networks, databases or files.

7.
All notes, data, tapes, reference items, sketches, drawings, memoranda, records, documentation and other material regardless of the form or media in or on which it is stored, that is in or comes into the possession or control of the Worker, and that is in any way obtained, conceived, developed, generated or contributed to by the Worker, alone and/or jointly with others in the course of or as a result of the Worker’s employment or engagement with the Company, is and remains Confidential Information and/or Proprietary Property within the meaning of this Agreement.

8.
The Worker shall return or destroy, as directed by the Company, Confidential Information or Proprietary Property to the Company upon request by the Company at any time, and upon the cessation of employment or engagement with the Company, regardless of how that cessation occurs. Such return or destruction shall include all originals and all copies of the Confidential Information and Proprietary Property, in whatever medium or form, that is then in the control or possession of the Worker. Upon request by the Company, the Worker shall certify, by way of affidavit or statutory declaration, that all such Confidential Information and Proprietary Property has been returned or destroyed, as applicable. Both during and after employment or engagement with the Company, the Worker shall not make or retain copies of the Confidential Information or Proprietary Property in the Worker’s possession or control, except for the purpose of carrying out authorized activities on behalf of the Company or except as expressly authorized by the Company in writing. For information stored in electronic form:

(a)
the Worker shall be deemed to have returned it when the Worker transmits an electronic copy to Company and thereafter destroys it per (b) below; and

(b)
the Worker shall be deemed to have destroyed it when the Worker performs a commercially reasonable “delete” function with respect to all of its copies of information, notwithstanding that such information may be forensically recoverable or restored from backups (provided always that if, at any time, the Worker performs or permits such recovery or restoration, the Worker shall treat such recovered or restored information as Confidential Information hereunder at all times).

9.
The Worker shall not use unauthorized software on the Company’s equipment during the course of employment or engagement with the Company. Furthermore, the Worker shall not incorporate into or link with the Confidential Information or Proprietary Property, any

third-party intellectual property (including third party software, images, works or materials, third party patents or trade secrets, and open source software) without first (a) disclosing same to the Company together with the license therefor from such third party, and (b) receiving authorization from the Company for such incorporation or linkage.

10.
During the Worker’s employment or engagement with the Company, the Worker shall not make use of or in any manner communicate to the Company any confidential information of any third party (including former employers of the Worker) that may be in or may come into the Worker’s possession or control, other than confidential information disclosed to the Worker in his, her or its capacity as a representative of the Company.

11.
The Worker shall, if requested from time to time by the Company, execute such further agreements as to confidentiality and proprietary rights as the Company requires to protect confidential information or proprietary property.

12.
Regardless of any changes in role, responsibilities, compensation or otherwise, including cessation of the Worker’s employment or engagement with the Company (regardless of how that cessation occurs), the Worker shall continue to be subject to the terms and conditions of this Agreement and any other(s) executed pursuant to paragraph 11 above.

13.
The Worker’s sole and exclusive remedy for any breach of this Agreement by the Company is limited to monetary damages and the Worker shall not make any claim in respect of any rights to or interest in any Confidential Information or Proprietary Property. The Worker hereby waives, relinquishes and conveys to the Company any and all claims of any nature whatsoever, which the Worker now or hereafter has for infringement of any proprietary rights assigned to the Company. The Worker acknowledges that it would be difficult to compute the monetary loss to the Company arising from a breach or threatened breach of this Agreement by the Worker and that, accordingly, the Company shall be entitled to specific performance, injunctive or other equitable relief in addition to or instead of monetary damages, without the necessity of establishing that monetary damages would be inadequate.
14.
The Worker’s employment or engagement with the Company is subject to the terms and conditions of this Agreement. This Agreement shall enure to the benefit of the Company and its successors and assigns and be binding on the Worker and the Worker’s heirs, attorneys, guardians, estate trustees, executors, trustees and permitted assigns.
15.
This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Québec and the federal laws of Canada applicable therein.
16.
If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, that provision is to be deleted and the other provisions remain in effect and are valid and enforceable to the fullest extent permitted by law.
17.
The Worker and the Company each intend and agree that in this Agreement, the terms “employment” and “engagement” shall be deemed to include any period of time prior to the Worker’s execution of this Agreement and/or prior to the formal execution of any employment or consulting agreement or contract for services relating to the employment or engagement, during which period of time and in connection with or in contemplation of such employment or engagement, the Worker provided services to or performed work of any kind for the Company Group or for the benefit of the Company Group.

18.
The Worker confirms that he or she had the opportunity to confer with an independent legal advisor if he or she so wished, in advance of signing this Agreement. The Worker further confirms that he or she has read this Agreement and the Worker accepts and agrees to be bound by its terms.

19.
The headings herein are for convenience only and do not interpret this Agreement, the word “including” or “include”, when following any general statement or term, is not to be construed as limiting the general statement or term to the specific items or matters set forth or to similar items or matters, but rather as permitting the general statement or term to refer to all other items or matters that could reasonably fall within its broadest possible scope, and the word “or” does not imply an exclusive relationship between the matters being connected.

20.
The Worker hereby authorizes the Company to notify the Worker’s future employers (or other necessary third parties) of the terms of this Agreement and the Worker’s responsibilities hereunder.

21.
This Agreement, and the agreements and other documents required to be delivered pursuant to this Agreement, constitute the entire agreement between the Company and the Worker and set out all the covenants, promises, warranties, representations, conditions and agreements between the Company and the Worker in connection with the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, pre-contractual or otherwise.

[Signature page follows]

DATED September 23, 2021 .

BRIAN FORD

ACASTI PHARMA INC.
By:
Name: Jan D’Alvise
Title: President and CEO

DATED

BRIAN FORD

itle: President and CEO

IN WITNESS OF WHICH the Parties have duly executed this Agreement:

Title: President and CEO

Brian Ford

Employee